                                                                    NEWS RELEASE

(SCANSOFT LOGO)                                              FROM SCANSOFT, INC.

  CONTACTS:

  RICHARD MACK                                                  JONNA SCHUYLER
  ScanSoft, Inc.                                                ScanSoft, Inc.
  Tel: 978-977-2175                                          Tel: 978-977-2038
  Email: richard.mack@scansoft.com          Email: jonna.schuyler@scansoft.com


        SCANSOFT ANNOUNCES FIRST QUARTER RESULTS FOR FISCAL YEAR 2005

  Speech Revenue Growth of 48 Percent Leads to Record Income from Operations

PEABODY, MASS., FEBRUARY 7, 2005 - ScanSoft, Inc. (Nasdaq: SSFT), a global leader of speech and imaging solutions, today announced financial results for the first fiscal quarter of 2005 ended December 31, 2004. ScanSoft reported revenue of $60.6 million for the quarter ended December 31, 2004, a 29 percent increase over revenue of $46.9 million for the quarter ended December 31, 2003.

As previously announced in October 2004, ScanSoft's board of directors approved a change in the company's fiscal year-end to September 30, 2004 from December 31, 2004. As this is the first quarter that ScanSoft is reporting earnings results on its new fiscal calendar, please note that all quarterly comparisons correspond to the previous calendar-year quarter.

On a GAAP basis, ScanSoft recognized net income of $3.1 million, or $0.03 per diluted share, in the first quarter of fiscal 2005, compared with net income of $1.3 million, or $0.01 per diluted share, in the quarter ended December 31, 2003.

In addition to using GAAP results in evaluating ScanSoft's business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes, as applicable, non-cash taxes, amortization of intangible assets, non-cash stock-based compensation and restructuring charges. See "GAAP to non-GAAP Reconciliation" below for further information on ScanSoft's non-GAAP measure.

Using this non-GAAP measure, ScanSoft recognized non-GAAP net income for the first quarter of fiscal 2005 of $9.1 million, or $0.08 per diluted share, compared with non-GAAP net income of $6.3 million, or $0.06 per diluted share, for the quarter ended December 31, 2003.

"First quarter revenue exceeded our expectations in every speech market - network, embedded and dictation - leading to solid revenue growth and improved leverage across our operations," said Paul Ricci, chairman and CEO of ScanSoft. "Demand for our network speech solutions and services among enterprises was exceptionally strong. International revenues were robust in every segment and our North American channel operations rebounded significantly from the operational issues we experienced in the previous quarter."

Highlights from ScanSoft's first quarter of fiscal 2005 include:

- Significant Achievement in Network Speech -- First quarter results were driven by strong revenue and year-over-year growth from ScanSoft's network speech technologies, applications and services in the U.S. and abroad. ScanSoft benefited from new and expanded agreements with partners and customers such as Aeroplan, Avaya, Mercedes, Moneygram, Monster.com and Nortel Networks. ScanSoft continues to experience strong demand for its speech solutions among enterprises and telecommunications carriers.

- Growth in Embedded Speech Solutions - Growing demand for ScanSoft's speech solutions and services among automotive and consumer electronic manufacturers contributed to 72 percent year-over-year revenue growth for ScanSoft's embedded speech solutions. ScanSoft continues to secure design wins for future vehicles, devices and applications, including contracts with customers and partners, such as Aisin, Daimler Chrysler, Delphi, Fiat, Melco, Orange France, Telecom Italia and Volkswagen.

- Record Revenue for Dictation Applications - The November launch of Dragon NaturallySpeaking version 8 contributed to a record revenue quarter for ScanSoft's dictation applications. Dragon NaturallySpeaking version 8 has been met with critical acclaim from customers, partners and the media for its unprecedented accuracy rates, leading to record user upgrades as well as an increase in consumer-driven purchasing. ScanSoft saw continued momentum for its dictation applications in the healthcare industry, both through the direct deployment in medical institutions and increased acceptance of the technology by ScanSoft's channel partners and healthcare IT providers such as Cerner and IDX.

- Expanded Speech Portfolio - ScanSoft is delivering on its strategy for a future where natural, human conversations will be the preferred way that people retrieve information and interact with automated systems. During the quarter, ScanSoft announced and closed the acquisition of Rhetorical Systems Ltd., and announced and has subsequently closed the acquisitions of Phonetic Systems and ART Advanced Recognition Technologies. These acquisitions provide ScanSoft with an array of technologies, customers, partners and talented employees that will help ScanSoft fuel its growth and enhance the quality of speech applications throughout the world. The acquisition of Rhetorical closed on December 6, 2004 and contributed revenues of approximately $200,000 in the post-acquisition period through the quarter end.

- Robust Growth in International Markets - ScanSoft's international revenue grew approximately 31 percent year over year. The robust performance derived from automotive design wins for its embedded solutions in Europe and Japan and continued demand for SpeechPAK TALKS and other mobile, embedded speech applications. In addition, Dragon NaturallySpeaking and PaperPort performed well internationally, continuing to demonstrate the strength of ScanSoft international channels.

- Continued Strength and Opportunity in Digital Imaging - Results for ScanSoft's digital imaging solutions were driven largely by strong revenue from the launch of PaperPort 10, the newest version of ScanSoft's scanning and document management application for Microsoft Windows.

For the quarter ended December 31, 2004, ScanSoft generated $5.9 million in cash flow from operations and exited the quarter with cash and marketable securities of approximately $46.6 million, compared to $47.7 million for the quarter ended September 30, 2004.

INVESTOR CALL

In conjunction with this announcement, the Company will broadcast its quarterly conference call over the Internet this afternoon at 4:30 p.m. ET. An accompanying exhibit is available on the Investor Relations section of the Company's Web site.

Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company's Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed.

The conference call can be heard live by dialing (888) 428-4479 or (651) 291-5254 five minutes prior to the call and referencing conference code 768125. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 768125.

ABOUT SCANSOFT, INC.

ScanSoft, Inc. (Nasdaq: SSFT) is a global leader of speech and imaging solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

                                       ###

Trademark reference: ScanSoft and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the future demand for, performance of, and opportunities for growth in ScanSoft's speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; future revenue contributions from relationships with ScanSoft's partners; the continued strength of existing products, services and relationships as well as the introduction of new products, services and relationships; ScanSoft's strategic and operational plan; the impact of the Phonetic Systems, ART and Rhetorical acquisitions; the effects and synergies that may result from the Phonetic Systems, ART and Rhetorical acquisitions; and future prospects regarding product lines, sales channels and international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: difficulties with integrating product plans and operations of acquired businesses and the accounting effects of such acquisitions on ScanSoft's operating and financial results; fluctuations in demand for ScanSoft's existing and future products; economic conditions in the United States and abroad; ScanSoft's ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in ScanSoft's products and technologies; failure to obtain and retain expected synergies from acquired businesses; and ScanSoft's dependence on OEM customers. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/T for the fiscal year ended September 30, 2004, and its most recent quarterly reports on Form 10-Q. ScanSoft undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

First Quarter of Fiscal 2005 Financial Statements Follow

                                 ScanSoft, Inc.
                 Condensed Consolidated Statements of Operations
                      (in 000's, except per share amounts)
                                    Unaudited

                                                                    Three months ended
                                                                       December 31,
                                                                -------------------------
                                                                   2004            2003
                                                                ---------       ---------
Product licenses                                                $  46,834       $  36,464
Professional services                                              13,744           8,002
Related parties                                                        --           2,404
                                                                ---------       ---------
    Total revenue                                                  60,578          46,870

Costs and expenses:
    Cost of product licenses                                        5,516           4,569
    Cost of professional services                                   9,592           5,911
    Cost of revenue from amortization of intangible assets          2,825           3,035
    Research and development                                        9,110           8,869
    Selling, general and administrative                            25,418          22,261
    Stock based compensation                                          698             175
    Amortization of other intangible assets                           669             851
    Restructuring and other charges                                   659             627
                                                                ---------       ---------

Total costs and expenses                                           54,487          46,298

Income (loss) from operations                                       6,091             572

Other income (expense), net                                          (890)             16
                                                                ---------       ---------

Income (loss) before income taxes                                   5,201             588

Provision (benefit) for income taxes                                2,060            (742)
                                                                ---------       ---------

Net income (loss)                                               $   3,141       $   1,330
                                                                =========       =========

Net Income (loss) per share:  basic                             $    0.03       $    0.01
                                                                =========       =========
Net income (loss) per share:  diluted                           $    0.03       $    0.01
                                                                =========       =========

Weighted average common shares: basic                             108,535         103,072
                                                                =========       =========
Weighted average common shares: diluted                           115,992         114,648
                                                                =========       =========

                                 ScanSoft, Inc.
                      Condensed Consolidated Balance Sheet
                           (Unaudited, in thousands)

                                                     December 31, 2004  September 30, 2004
                     Assets
Current assets:
       Cash and cash equivalents                          $ 41,276          $ 22,963
       Marketable Securities                                 1,506             7,373
       Accounts receivable, net                             50,735            36,523
       Prepaid expenses and other current assets             7,356             6,629
                                                          --------          --------
               Total current assets                        100,873            73,488

Goodwill, net                                              253,825           246,424
Long term marketable securities                              3,814            17,355
Other intangible assets, net                                42,137            43,898
Property and equipment, net                                  8,253             7,985
Other assets                                                 4,011             3,503
                                                          --------          --------
Total assets                                              $412,913          $392,653
                                                          ========          ========

        Liabilities and stockholders' equity

Current liabilities:
       Short term note payable                            $    337          $    457
       Accounts payable and accrued expenses                37,884            28,135
       Deferred revenue                                     13,785            10,529
       Other current liabilities                             8,174             6,427
                                                          --------          --------
               Total current liabilities                    60,180            45,548
                                                          --------          --------
Long term portion of deferred revenue                          125               147
Long term note payable                                      27,609            27,700
Other long term liabilities                                 16,451            17,513
                                                          --------          --------
Total liabilities                                          104,365            90,908

Stockholders' equity:                                      308,548           301,745
                                                          --------          --------
Total liabilities and stockholders' equity                $412,913          $392,653
                                                          ========          ========

                                 ScanSoft, Inc.
              Reconciliation of Supplemental Financial Information
                      (in 000's, except per share amounts)
                                    Unaudited

                                                                      Three months ended
                                                                          December 31,
                                                                      2004          2003
GAAP NET INCOME (LOSS)                                              $  3,141      $  1,330
Cost of revenue from amortization of intangible assets                 2,825         3,035
Amortization of other intangible assets                                  669           851
Restructuring and other charges                                          659           627
Stock based compensation                                                 698           175
Non-cash taxes                                                         1,092           320
                                                                    --------      --------
NON-GAAP NET INCOME (LOSS)                                          $  9,084      $  6,338
                                                                    ========      ========

Non-GAAP net income (loss) basic:                                   $   0.08      $   0.06
                                                                    ========      ========

Non-GAAP net income (loss) diluted:                                 $   0.08      $   0.06
                                                                    ========      ========

Shares used in computing non-gaap net income (loss) per share:

Weighted average common shares:  basic                               108,535       103,072
                                                                    ========      ========

Weighted average common and
   common equivalent shares:  diluted                                115,992       114,648
                                                                    ========      ========


This press release and the reconciliation contained herein disclose certain financial measures that may be considered non-GAAP financial measures because they exclude non-cash taxes, the amortization of intangible assets, non-cash stock-based compensation and restructuring charges. See "GAAP to non-GAAP Reconciliation" above for further information on ScanSoft's non-GAAP measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Management believes that these non-GAAP financial measures present a useful measure of our operating performance because they exclude identified non-cash and restructuring charges. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.